Exhibit 3.23

State of Delaware

Secretary of State

Division of Corporations

Delivered 07:11 PM 02/04/2005

FILED 06:09 PM 02/04/2005

SRV 050095452 – 3463655 FILE

STATE OF DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE OF FORMATION

SERVICES INTERNATIONAL LLC

This Certificate of Formation of Services International LLC (the “LLC”), dated as of February 4, 2005, is being duly executed and filed by Hayward D. Fisk, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq).

FIRST: The name of the limited liability company formed hereby is:

Services International LLC

SECOND: The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle, DE 19801.

THIRD: The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle, DE 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Hayward D. Fisk
Hayward D. Fisk, Authorized Person